UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2007

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico		87501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 20, 2005, Thornburg Mortgage, Inc. (the “Company”) filed a registration statement (File No. 333-125125) on Form S-3 with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on June 16, 2005 (the prospectus contained therein is referred to as the “Prospectus”). On May 7, 2007, the Company filed a supplement to the Prospectus dated May 4, 2007 (the “Prospectus Supplement”) with the SEC, relating to the issuance and sale of 4,500,000 shares of the common stock, par value $0.01 per share (the “Transaction”) to underwriters (the “Underwriters”) represented by Citigroup Global Markets Inc. and A.G. Edwards & Sons, Inc. (the “Representatives”). In connection with the filing of the Prospectus Supplement with the SEC, the Company is filing an opinion of Heller Ehrman LLP attached as Exhibit 5.1 hereto, which is incorporated by reference herein.

On May 4, 2007, the Company entered into an Underwriting Agreement (the “Agreement”) with the Representatives and Thornburg Mortgage Advisory Corporation (the “Manager”) relating to the Transaction. The Company has granted the Underwriters an option to purchase up to an additional 675,000 shares of common stock to cover over-allotments. The Agreement is attached as Exhibit 1.22 hereto and incorporated by reference herein.

The aggregate net proceeds to the Company (after deducting underwriting discounts and estimated expenses) are estimated to be approximately $116.4 million (assuming no exercise of the overallotment option).

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Name of Exhibit
1.22	Underwriting Agreement, dated May 4, 2007, by and among the Company, the Manager and the Representatives
5.1	Opinion of Heller Ehrman LLP
23.1	Consent of Heller Ehrman LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.
(Registrant)

Date: May 7, 2007	By:	/s/ Stephen E. Newton
Name: Stephen E. Newton Title: Secretary

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EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT

1.22	Underwriting Agreement, dated May 4, 2007, by and among the Company, the Manager and the Representatives

5.1	Opinion of Heller Ehrman LLP

23.1	Consent of Heller Ehrman LLP (included in Exhibit 5.1)

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